Exhibit 99.1

Information Management Solutions, L.L.C.

Financial Report December 31, 2019

C O N T E N T S

Independent Auditor’s Report

To the Members of

Information Management Solutions, L.L.C.

San Antonio, Texas

Report on the Financial Statements

We have audited the accompanying financial statements of Information Management Solutions, L.L.C., which comprise the balance sheets as of December 31, 2019 and 2018, and the related statements of income, changes in members’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Weaver and Tidwell, L.L.P.

9311 San Pedro Avenue, Suite 1400 | San Antonio, Texas 78216

Main: 210.737.1042

CPAs AND ADVISORS | WEAVER.COM

The Members of

Information Management Solutions, L.L.C.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Information Management Solutions, L.L.C. as of December 31, 2019 and 2018, and the results of their operations, and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

WEAVER AND TIDWELL, L.L.P.

San Antonio, Texas

November 3, 2020

Information Management Solutions, L.L.C

Balance Sheets

December 31, 2019 and 2018

	2019	2018
CURRENT ASSETS
Cash and cash equivalents	$3,197,362	$2,904,084
Accounts receivable	1,219,974	1,022,537
Total current assets	4,417,336	3,926,621

PROPERTY, PLANT, AND EQUIPMENT, net	1,367,127	1,773,429

TOTAL ASSETS	$5,784,463	$5,700,050

CURRENT LIABILITIES
Accounts payable	$112,206	$156,436
Accrued liabilities	175,090	105,569
Current maturities of long-term debt	170,139	171,845
Current portion of capitalized lease obligations	135,821	119,043
Customer deposits	1,418,592	1,231,559
Total current liabilities	2,011,848	1,784,452

LONG-TERM LIABILITIES
Note payable ̶ related party	199,316	191,216
Long-term debt ̶ less current maturities	595,534	765,589
Long-term portion of capitalized lease obligations	441,478	587,857
Total long-term liabilities	1,236,328	1,544,662
Total liabilities	3,248,176	3,329,114

MEMBERS' EQUITY	2,536,287	2,370,936

TOTAL LIABILITIES AND MEMBERS' EQUITY	$5,784,463	$5,700,050

The Notes to Financial Statements

are an integral part of these statements

Information Management Solutions, L.L.C

Statements of Income and Changes in Members’ Equity

December 31, 2019 and 2018

	2019	2018
SALES, net	$4,818,012	$4,706,653

COST OF GOODS SOLD	2,667,354	2,343,773

Gross profit	2,150,658	2,362,880

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	1,904,345	1,849,479

OPERATING INCOME	246,313	513,401

OTHER INCOME (EXPENSE)
Interest expense	(80,962)	(62,617)

NET INCOME	165,351	450,784

MEMBERS' EQUITY, beginning of year	2,370,936	1,920,152

MEMBERS' EQUITY, ending	$2,536,287	$2,370,936

The Notes to Financial Statements

are an integral part of these statements

Information Management Solutions, L.L.C

Statements of Cash Flows

Years Ended December 31, 2019 and 2018

	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$165,351	$450,784
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	474,242	460,527
Gain on disposal of assets	1,535	-
Accrued rent, not yet paid, related party	12,362	6,564
Accrued interest, not yet paid, note payable related party	8,100	(3,452)
Changes in operating assets and liabilities
Receivables	(197,437)	(277,239)
Accounts payable	(44,230)	58,135
Accrued liabilities	57,159	(20,508)
Customer deposits	187,033	106,393

Net cash provided by operating activities	664,115	781,204

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(69,475)	(754,689)

Net cash used in investing activities	(69,475)	(754,689)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	-	700,802
Payments on notes payable, related party	-	(23,000)
Payments on long-term debt	(171,887)	(157,762)
Payments on capitalized lease obligations	(129,475)	(29,639)

Net cash provided by (used in) financing activities	(301,362	490,401

Net change in cash	293,278	516,916

CASH, beginning of period	2,904,084	2,387,168

CASH, end of period	$3,197,362	$2,904,084

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$71,492	$57,528

Taxes paid	$25,035	$21,459

NONCASH FINANCING AND INVESTING ACTIVITIES
Acquisition of property and equipment by capital lease	$-	$712,000

The Notes to Financial Statements

are an integral part of these statements

Information Management Solutions, L.L.C

Notes to Financial Statements

Note 1.     Summary of Significant Accounting Policies

Nature of Operations

Information Management Solutions, L.L.C. (the Company) organized on December 11, 1995 in the state of Texas. The Company provides printing and mailing services to both commercial and governmental customers.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which is intended to increase the transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. In order to meet that objective, the new standard requires recognition of the assets and liabilities that arise from leases. A lessee will be required to recognize on the balance sheet the assets and liabilities for leases with lease terms of more than 12 months. Accounting by lessors will remain largely unchanged from current generally accepted accounting principles in the United States of America (GAAP). Effective June 3, 2020, the FASB issued ASU 2020-05 which delays required implantation of the standard until fiscal years beginning after December 15, 2021. The Company is currently evaluating the effect that adopting this standard will have on their financial statements and related disclosures.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). The standard provides Company with a single model for use in accounting for revenue arising from contracts with customers and supersedes current revenue recognition guidance, including industry-specific revenue guidance. The core principle of the model is to recognize revenue when control of the goods or services transfers to the customer, as opposed to recognizing revenue when the risks and rewards transfer to the customer under the existing revenue guidance. On June 3, the FASB issued ASU 2020-05 which delays required implementation until annual reporting periods beginning after December 15, 2019 and interim reporting periods with annual reporting periods beginning after December 15, 2020. Early adoption is permitted. The guidance permits Company to either apply the requirements retrospectively to all prior periods presented, or apply the requirements in the year of adoption, through a cumulative adjustment. The Company is currently evaluating the effect that adopting this standard will have on their financial statements and related disclosures.

In June 2020, The FASB issues ASU No. 2020-05, Revenue from Contracts with Customers (Topic 606 and Leases (Topic 842): Effective Dates for Certain Entities. This ASU permits private companies that have not yet applied the revenue standard to do so for annual periods beginning after December 15, 2019, and interim reporting periods within annual periods beginning after December 31, 2020. Under the ASU, private companies may apply the new leases standard for fiscal periods after December 31, 2021, and to interim periods within fiscal years beginning after December 31, 2022. The Company has elected to adopt this ASU for all periods presented and had no impact on the financial statements and related disclosures.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Information Management Solutions, L.L.C

Notes to Financial Statements

Revenue Recognition

Revenue is recognized when mail has been printed and delivered to USPS and the Company has no significant remaining obligations, persuasive evidence of an arrangement exists, the price to the buyer is fixed or determinable and collection is probable. Deductions from sales or discounts are recorded as reductions of revenues and are provided for at the time of initial sale of product.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are amounts due from customers for services performed in the ordinary course of business. If collection is expected in one year or less, they are presented as current assets. If not, they are presented as non-current assets.

The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company’s estimate is based on historical collection experience and a review of the current status of accounts receivable. It is reasonably possible that the Company’s estimate of the allowance for doubtful accounts will change. The Company determined that no allowance was necessary for at December 31, 2019 and 2018, respectively.

Property, Plant and Equipment

Property and equipment are carried at cost and depreciated over their useful lives using the straight-line method. Leasehold improvements are amortized over the lesser of the lease term or the estimated useful life of the underlying assets. Estimated useful lives for property and equipment range from 5 – 7 years and computer software from 3 – 5 years. Assets acquired by capital leases are carried at their present values of their acquisition dates. Major additional improvements are capitalized, while maintenance and repairs that do not extend the useful life of the respective asset are charged to expense as incurred. Gains and losses on disposed assets are reflected in current operations.

Long-Lived Assets

The Company review the carrying value of property and equipment for impairment whenever events and circumstances indicate the carrying value of an asset may not be recoverable from the estimated future cash flows, and are less than the carrying value. An impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, and the effects of obsolescence, demand, competition, and other economic factors. The Company has not experienced an impairment loss on its long-lived assets.

Income Taxes

As a limited liability company, the Company is not a taxpaying entity for federal income tax purposes. Accordingly, the Company’s taxable income or loss is allocated to its members in accordance with their respective percentage ownership. Therefore, no provision or liability for income taxes has been included in the accompanying financial statements.

Information Management Solutions, L.L.C

Notes to Financial Statements

The Company follows the accounting guidance related to uncertain tax positions. Using that guidance, tax provisions initially need to be recognized in the financial statements when it is more-likely-than-not the position will be sustained upon examination by the tax authorities.

As of December 31, 2019, management believes the Company has no uncertain tax positions that qualify for either recognition or disclosure in the financial statements. The Company’s tax year 2018 remains subject to examination.

The Company is subject to the state of Texas gross margin tax, this expense totaled $21,502 and $17,505 for the years ended December 31, 2019 and 2018, respectively and is included in operations.

Concentration of Credit Risk

The Company places its cash and cash equivalents with high credit quality financial institutions, which, at times, may exceed the amount of insurance provided on such deposits. Collateral is not required for credit extended to the Company’s customers in the form of accounts receivable.

The Company is subject to risk related to significant volumes transacted with particular customers.

Revenues related to customers comprising 10% or more of the Company’s total revenues for the year ended December 31, 2019 is as follows:

Customer	Sales	Concentration
Customer A	$3,803,811	79%
Total revenue	$4,818,012

Revenues related to customers comprising 10% or more of the Company’s total revenues for the year ended December 31, 2018 is as follows:

Customer	Sales	Concentration
Customer A	$4,233,211	90%
Total revenue	$4,706,653

Receivables related to customers comprising 10% or more of the Company’s total receivables for the year ended December 31, 2019 is as follows:

Customer	Receivables	Concentration
Customer A	$250,000	20%
Total receivables	$1,219,974

Information Management Solutions, L.L.C

Notes to Financial Statements

Receivables related to customers comprising 10% or more of the Company’s total receivables for the year ended December 31, 2018 is as follows:

Customer	Receivables	Concentration
Customer A	$135,059	13%
Total receivables	$1,022,537

Payables relating to vendors comprising 10% or more of the Company’s total payables for the year ended December 31, 2019 is as follows:

Vendor	Payables	Concentration
Vendor A	$22,403	20%
Vendor B	20,910	19%
Vendor C	18,026	16%

Total payables	$112,206

Payables relating to vendors comprising 10% or more of the Company’s total payables for the year ended December 31, 2018 is as follows:

Vendor	Payables	Concentration
Vendor A	$56,122	36%
Vendor B	18,413	12%
Vendor C	16,734	11%
Total payables	$156,436

 Advertising

Advertising costs are expensed when incurred and totaled $31,945 and $22,003 for the years ended December 31, 2019 and 2018, respectively.

Shipping and Handling Costs

The Company’ shipping and handling costs are included in cost of sales for all periods presented.

Sales Taxes

The State of Texas imposes a sales tax on all the Company’s sales to nonexempt customers for products sold. The Company collects all sales tax from the customers and remits the entire amount to the State. The Company’s accounting policy is to exclude the tax collected and remitted to the State from sales and cost of sales.

Information Management Solutions, L.L.C

Notes to Financial Statements

Subsequent Events

The Company have evaluated subsequent events through November 3, 2020, which is the date the financial statements were available to be issued. During this period, there were no material subsequent events that required recognition or additional disclosure in these financial statements, except as follows:

COVID-19

The extent of the operational and financial impact the COVID-19 pandemic may have on the Company has yet to be determined and is dependent on its duration and spread, any related operational restrictions and the overall economy. At current, revenues have continued to be consistent with prior year and a strong current ratio. The Company has taken the following measures:

●	Encouraging sick employees to stay home

●	Emphasizing respiratory etiquette, hand hygiene and frequent cleanings

●	Requiring employees to self-quarantine if symptomatic, or upon possible exposure or unsafe travel or social gatherings

Paycheck Protection Program Loan

On May 21, 2020, the Company was granted a loan from Broadway National bank, in the amount of $310,800, pursuant to the Paycheck Protection Program (PPP) under Division A, Title I of the CARES Act, which was enacted March 27, 2020.

The loan dated May 21, 2020 matures on May 21, 2022 and bears interest at a rate of 1.0% per annum, payable monthly commencing on December 21, 2020. The loan may be prepaid by the Company at any time prior to maturity with no prepayment penalties. Per the agreement, funds from the loan may only be used for payroll costs, costs used to continued group health care benefits, rent, and utilities. The Company intends to utilize the entire amount for qualifying expenses. Under the terms of the PPP, certain amounts of the loan may be forgiven if they are used for qualifying expenses as described in the CARES Act.

Note 2.      Description of Members’ Interest

The Company was formed on December 11, 1995, as a Limited Liability Company under State of Texas statutes. Under the terms of the LLC Operating Agreement, the term of the Company runs in perpetuity.

At December 31, 2019, a total of 100 units of membership were held by the two members of the Company. Under the terms of the LLC Operating Agreement, allocations of profits, losses, capital gains, and distributions are in the following priorities:

●	Profits: Profits are allocated in accordance with respective unit ownership percentages.

●	Losses: Losses are allocated in accordance with respective unit ownership percentages.

●	Gain from Capital Event: Any gain from a capital event (as defined) is allocated in accordance with respective unit ownership percentages.

●	Distributions of Cash: Cash distributions are allocated in accordance with the requirements of the allocation of profits.

Information Management Solutions, L.L.C

Notes to Financial Statements

Note 3.      Accounts Receivable

Accounts receivable consist of the following for:

	2019	2018
Trade	$434,086	$464,404
Postage	785,288	558,133
Other	600	-
	$1,219,974	$1,022,537

Note 4.       Property, Plant, and Equipment

Property, plant, and equipment consist of the following:

	2019	2018
Equipment	$2,920,718	$2,924,519
Leasehold improvements	391,392	391,247
Computer software	82,573	25,561
	3,394,683	3,341,327
Less accumulated depreciation and amortization	2,027,556	1,567,898
Net property, plant, and equipment	$1,367,127	$1,773,429

Depreciation expense totaled $474,242 and $460,527 for the years ended December 31, 2019 and 2018, respectively.

Note 5.     Line of Credit

During 2016, the Company obtained a $250,000 line of credit available with a bank. The line of credit was set to expire on December 7, 2017 and is secured by all assets of the Company. The agreement has continually been amended to extend the maturity since inception. The latest amendment on December 26, 2019 extends the maturity date until December 7, 2020. The agreement bears interest at Wall Street Journal Prime, floating with a floor of 4.75%. There are no financial covenants tied to this agreement. At December 31, 2019 and December 31, 2018, $0 was outstanding on the line of credit, respectively.

Note 6.     Note Payable – Related Party

During 2017, the Company signed a note payable agreement with a member for $208,248, which bears interest at 4%. On January 15, 2018, a principal payment of $23,000 was made and a new agreement was signed on January 15, 2018 for $185,248 bearing interest at 4%. The note has no installments due. The principal balance at December 31, 2019 and December 31, 2018 totaled $185,248, respectively. Accrued interest for this note totaled $14,068 and $5,968 at December 31, 2019 and December 31, 2018, respectively.

Information Management Solutions, L.L.C

Notes to Financial Statements

Note 7.     Long-term Debt

During 2016, the Company entered into a note payable with a financial institution for $1,201,500 maturing February 6, 2024 which bears interest at 4.5% annually. The note is secured by printer equipment as collateral. No financial covenants are noted.

Note payable consists of the following:

Collateral	Monthly Installment	Interest Rate	Payable Through	2019	2018
Equipment [a]	$16,734	4.50%	2024	$765,673	$937,434
				765,673	937,434
Less current maturities				170,139	171,845
				$595,534	$765,589

[a] Guaranteed by a member

Aggregate maturities required on long-term debt at December 31, 2019 are as follows:

Year Ending December 31,
2020	$170,139
2021	177,955
2022	186,130
2023	194,681
2024	36,768
$765,673

Information Management Solutions, L.L.C

Notes to Financial Statements

Note 8.     Leases

The Company leases certain equipment and office space under various non-cancelable operating and capital leases. Future minimum lease payments required under leases, at December 31, 2019, are as follows:

Year Ending December 31,	Capital Leases	Operating Lease
2020	$162,175	$186,784
2021	159,830	187,333
2022	159,361	178,022
2023	159,361	45,099

Future minimum lease payments	640,727	$597,238
Less amount of net minimum lease payments attributable to interest	63,428

Present value of net minimum lease payments	577,299
Less current portion of capitalized lease obligations	135,821

Long-term portion of capitalized lease obligations	$441,478

  Rental expense for the years ended December 31, 2019 and 2018 totaled approximately $178,176 and $155,270, respectively.

Note 9.     Related Party Transactions

During 2015, the Company entered into an agreement to rent warehouse space from an entity owned by one of the members. Amounts accrued under this agreement were $30,916 and $18,553, at December 31, 2019 and December 31, 2018, respectively, but were not paid until September 2020.